UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 7, 2008 (December 9, 2007)
CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 13, 2007, China Public Security Technology, Inc. (the "Company") reported its entry into a Share Purchase Agreement (the "Purchase Agreement"), dated December 9, 2007, among the Bocom Venture Inc. ("Bocom Venture"), a British Virgin Islands company, for the acquisition of Bocom Multimedia Display Company Limited, a Hong Kong company, and its wholly-owned Chinese subsidiary, Shenzhen Bocom Multimedia Display Technology Co. Ltd. (together, "Bocom Technology"), for a purchase price of $18,000,000, in the aggregate. The transaction was required to be closed on or before February 1, 2008.

On February 1, 2008, the Company and Bocom Venture consummated the transactions contemplated by the Purchase Agreement. The Company paid HKD70,158,420 (approximately $9,000,000) of the purchase price in cash on January 1, 2008 and the Company is obligated to pay the remaining $9,000,000 of the purchase price in 1,125,000 shares of the Company's common stock valued at $8.00 per share, on or before May 1, 2008. As a result of the transaction, Bocom Technology will become an indirect wholly-owned subsidiary of the Company.

For more details regarding the terms of the Purchase Agreement see the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission (the "Commission") on December 13, 2007 and Exhibit 10.1 thereto, as amended by the Current Report on Form 8-K of the Company filed with the Commission on December 21, 2007, both of which are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 1, 2008, the Company and its subsidiaries completed the acquisition of 100% of the issued and outstanding capital stock of Bocom Multimedia Display Company Limited, a Hong Kong company, and its wholly-owned Chinese subsidiary, Shenzhen Bocom Multimedia Display Technology Co. Ltd. As a result of the transaction, Bocom Technology will become an indirect wholly-owned subsidiary of the Company. Further information regarding the acquisition is provided above under Item 1.01 of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2008, the Company consummated a Share Purchase Agreement, pursuant to which the Company is obligated to deliver to the shareholders of Bocom Venture Inc. (the "Shareholders"), on or before May 1, 2008, 1,125,000 shares of the Company's common stock, valued at $9,000,000 in the aggregate, or $8.00 per share. For more details regarding the transaction, see Item 1.01 above.

The foregoing securities will be issued to the Shareholders in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Regulation S thereunder. The Company's reliance upon Regulation S was based upon the following factors: (a) none of the Shareholders is a U.S. person or is acquiring the Shares for the account or benefit of any U.S. person, (b) each of the Shareholders agreed not to offer or sell the Shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each of the Shareholders made its subscription from its offices at an address outside of the United States and (d) each of the Shareholders or their advisors have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of, and protecting its interests in connection with an investment in the Company.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01 of Form 8-K relating to the acquisition described in Item 2.01 above will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

(b) Pro Forma Financial Information.

To the extent that pro forma financial information is required pursuant to Article 11 of Regulation S-X, it will be filed by amendment to this Form 8-K not later than 71 days after the date of this Current Report disclosing the acquisition.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

10.1	Share Purchase Agreement, dated as of December 9, 2007, by and among China Public Security Holdings Limited, Bocom Venture Inc., and the Company (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on December 13, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: February 7, 2008	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Share Purchase Agreement, dated as of December 9, 2007, by and among China Public Security Holdings Limited, Bocom Venture Inc., and the Company (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on December 13, 2007).